

<ARTICLE>                     5
<LEGEND>
     This schedule contains summary
     financial information extracted
     from the consolidated financial
     statements of Ethan Allen
     Interiors, Inc. for the quarter
     ended September 30, 1998 and is
     qualified in its entirety by
     reference to such financial
     statements.
</LEGEND>
<CIK>                                          0000896156
<NAME>                                         0
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. Dollars

<PERIOD-TYPE>                                  3-MOS
<FISCAL-YEAR-END>                              JUN-30-1999
<PERIOD-START>                                 JUL-01-1998
<PERIOD-END>                                   Sep-30-1998
<EXCHANGE-RATE>                                1 <F1>
<CASH>                                         12,028
<SECURITIES>                                   0
<RECEIVABLES>                                  35,850 <F2>
<ALLOWANCES>                                   0
<INVENTORY>                                    126,349
<CURRENT-ASSETS>                               196,802 <F3>
<PP&E>                                         300,510
<DEPRECIATION>                                 104,512
<TOTAL-ASSETS>                                 450,632 <F4>
<CURRENT-LIABILITIES>                          83,710 <F5>
<BONDS>                                        34,968 <F6>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0 <F7>
<COMMON>                                       296 <F8>
<OTHER-SE>                                     298,544 <F9>
<TOTAL-LIABILITY-AND-EQUITY>                   450,632
<SALES>                                        166,226
<TOTAL-REVENUES>                               166,226 <F10>
<CGS>                                          89,222
<TOTAL-COSTS>                                  89,222
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             354 <F11>
<INCOME-PRETAX>                                26,704
<INCOME-TAX>                                   10,495
<INCOME-CONTINUING>                            16,209
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   16,209
<EPS-PRIMARY>                                  0.58 <F12>
<EPS-DILUTED>                                  0.57 <F13>


<F1>     Not applicable. All figures for Ethan Allen Interiors, Inc. are in U.S.
         dollars.

<F2>     Figure for  receivables is net of allowances  for doubtful  accounts of
         $1,931.

<F3>     Includes prepaid expenses of $14,454.

<F4>     Includes goodwill of $10,203 (net of amortization).

<F5>     Includes  current  portion of long-term debt of $1,115 of September 30,
         1998.

<F6>     Includes  long-term  debt of  $34,187  (net of the  current  portion of long-term debt)and capitalized leases of $781 (net of the current portion of capitalized leases). As of September 30, 1998 outstanding long-term debt of Ethan Allen on a consolidated basis consisted of (i) revolving loans under the Credit Agreement of $23,000, (ii) 9.75% mortgage note of $1,503 (net of current portion), (iii) industrial revenue bonds of $8,455, and (iv) other of $1,229 (net of current portion). For a description of the terms of Ethan Allen's long-term debt, see Footnote 5 to Ethan Allen's fiscal 1998 Consolidated Financial Statements.

<F7>     As of September 30, 1998, Ethan Allen had no shares of preferred stock,
         $.01 par value per share, outstanding. For a description of Ethan Allen's preferred stock as of June 30, 1998, see Ethan Allen's fiscal 1998 Consolidated Statement of Stockholders' Equity and Footnote 7 to Ethan Allen's fiscal 1998 Notes to Consolidated Financial Statements.

<F8>     As of September 30, 1998,  Ethan Allen had 29,680,646  shares of common stock, $.01 par value per share, issued. For a description of Ethan Allen's common stock as of June 30, 1998, see Ethan Allen's fiscal 1998 Consolidated Statement of Stockholders' Equity and Footnote 7 of Ethan Allen's fiscal 1997 Consolidated Financial Statements.

<F9>     Consists  of  $264,097  of  additional  paid in  capital,  $100,414  of retained earnings, and ($65,967) of treasury stock.

<F10>    In the quarter ended  September 30, 1998,  Ethan Allen's  revenues were derived from sales generated by its wholesale and retail operations.

<F11>    Consists  of $296  of  interest  expense  and  $58 of  amortization  of deferred costs during fiscal 1998.

<F12>    Basic  earnings per share for the quarter ended  September 30, 1998 was
         $0.58. For information on Ethan Allen's earnings per share, see Ethan Allen's Consolidated Financial Statements for the quarter ended September 30, 1998.

<F13>    Diluted  earnings per share for the quarter  ended  September 30, 1998, was $0.57.
